Exhibit 99.1

   SPARK NETWORKS REPORTS FOURTH QUARTER AND FULL YEAR 2005 FINANCIAL RESULTS

-  EBITDAS(1) Profit of $6.0 Million in 2005 vs. Loss of $6.0 Million in 2004
- Net Loss of $1.4 Million, or $(0.06) per share, Compared to Net Loss of $11.6 Million, or $(0.51) Per Share, in 2004
-  Redesigned Websites Launched on New "Bedrock" Technology Platform
-  ADRs Recently Listed on AMEX Under Ticker Symbol "LOV"

BEVERLY HILLS, Calif., February 16, 2006 - Spark Networks plc (AMEX: LOV), a leading provider of online personals services, today reported fourth quarter and full year 2005 financial results.

HIGHLIGHTS

"2005 was a turnaround year in which we made significant strides towards right-sizing our cost structure and generating cash flow from operations," stated David Siminoff, Spark Networks president and chief executive officer. "We begin 2006 newly listed on the American Stock Exchange. We are energized by recent technology improvements and are poised for balanced growth with significant operating leverage."

The Company reported record results for its JDate(R) operating segment. For the year ended December 31, 2005, JDate revenue grew 9%, to $26.0 million, with 89% contribution margin. Revenue for the Company's Other Businesses segment grew by 72%, partially driven by the purchase of MingleMatch, Inc. in the second quarter of 2005.

The Company also reported that during the fourth quarter, it relaunched its JDate and AmericanSingles(R) websites on its new technology platform. The Company expects that its new three-tier architecture, based upon distributed Service Oriented Architecture principles, will enable it to more rapidly develop new capabilities and enhance its ability to efficiently scale its websites.

"While 2005 was a record year for JDate, we were also able to successfully re-architect and relaunch JDate and AmericanSingles on our new technology platform," stated Siminoff. "We plan to build on this performance in 2006. Our next level of growth will come from leveraging the communities we acquired in the MingleMatch acquisition in order to move quickly into new vertical markets that show promising market potential, as well as from our continuing focus on enhancing the consumer experience and finding new ways for our members to communicate and connect."

FINANCIAL RESULTS

Reported revenue for the fourth quarter of 2005 was $16.6 million, a decrease of 3%, compared to $17.1 million, over the same period in 2004. This decrease is primarily the result of lower AmericanSingles revenue due to a significant cut in marketing expenditures for the website, designed to improve its contribution margin. Revenue for the year ended December 31, 2005 was $65.5 million, an increase of 1%, compared to revenue of $65.1 million, for the year ended December 31, 2004.

Total operating expenses for the fourth quarter of 2005 were $10.8 million, a decrease of 10%, compared to $12.0 million, in the same period in 2004. Total operating expenses for the year ended December 31, 2005 were $42.0 million, a decrease of 8%, compared to operating expenses of $45.5 million, for the same period ended December 31, 2004. The decline in operating expenses was primarily due to a decrease in G&A expense as a result of the continued right-sizing of the Company's infrastructure.

With share compensation expenses included, the Company reported a net loss of $403,000, or $(0.01) per share, for the fourth quarter of 2005, compared to a net loss of $1.6 million, or $(0.06) per share, for the same period in 2004. For the year ended December 31, 2005, the Company reported a net loss of $1.4 million, or $(0.06) per share, compared to a net loss of $11.6 million, or $(0.51) per share, for the year ended December 31, 2004. During the third quarter of 2005, the Company began accounting for share options in accordance with the Statement of Financial Accounting Standards No. 123 (R), Share-Based payment ("SFAS 123 (R)"). Periods prior to the third quarter of 2005 do not contain any expense for share options in accordance with SFAS 123(R). Due to the Company's implementation of SFAS 123 (R), the net loss for the year ended December 31, 2005 includes compensation expense related to share options of $2.7 million. Excluding FAS 123 (R), the Company would have reported a profit for the year of $0.05 per share, compared to a $(0.44) per share loss in 2004.(2) See the attached Consolidated Statement of Operations for the Share-Based Compensation Expense for each period.

EBITDAS (EBITDA adjusted to remove share compensation expense) for the fourth quarter of 2005 was $2.0 million, compared to EBITDAS of $7,000, during the same period in 2004. EBITDAS for the year ended December 31, 2005 was $6.0 million, compared to an EBITDAS loss of $6.0 million, for the year ended December 31, 2004. See the attached Consolidated Statement of Operations for a reconciliation of EBITDA and EBITDAS to net income (loss).

BALANCE SHEET, CASH, DEBT

As of December 31, 2005, the Company had a cash and marketable securities position of $17.3 million, compared to cash and marketable securities of $7.4 million for the year ended December 31, 2004. The increase in cash and marketable securities on the balance sheet is partially the result of the exercise of options to purchase 4.0 million shares by the Company's founders. As a result of this exercise, the share count increased from 26.2 million to 30.2 million. As of December 31, 2005, the Company had remaining payments in respect of the purchase of MingleMatch, Inc. of $9.0 million. Of this amount, $2.0 million was paid in January 2006, $3.0 million is due in March 2006 and $4.0 million is due in May 2006. As of December 31, 2005, the Company has accumulated over $50.0 million of NOLs.

SEGMENT REPORTING(3)

The Company reported fourth quarter 2005 revenue for its JDate segment of $6.8 million, an increase of 10%, compared to $6.2 million, in the same period in 2004. For the year ended December 31, 2005, JDate segment revenue was $26.0 million, an increase of 9%, compared to $23.8 million, in the year ended December 31, 2004.

The Company reported fourth quarter 2005 revenue for its AmericanSingles segment of $6.7 million, a decrease of 22%, compared to $8.6 million, in the same period in 2004. For the year ended December 31, 2005, AmericanSingles segment revenue was $29.2 million, a decrease of 17%, compared to $35.2 million, in the year ended December 31, 2004. "In early 2005, we re-oriented management of our marketing program and realigned our spending, which impacted revenue results for AmericanSingles," stated Siminoff. "We have since begun to capitalize on efficient marketing opportunities as they present themselves."

The Company reported fourth quarter 2005 revenue for its Other Businesses segment of $3.1 million, an increase of 41%, compared to $2.2 million, in the same period in 2004. For the year ended December 31, 2005, the Other Businesses segment reported revenue of $10.3 million, an increase of 72%, compared to $6.0 million, in the year ended December 31, 2004. The 2005 results for the Other Businesses Segment includes the financial results for MingleMatch, Inc. which the Company acquired and consolidated during the second quarter of 2005.

BUSINESS METRICS

Average paying subscribers for the Company's JDate segment were 73,700, during the fourth quarter of 2005, an increase of 8%, compared to 68,500, from the same period in 2004. For the year ended December 31, 2005, average paying subscribers for JDate were 70,500, an increase of 1%, compared to 69,800, for the year ended December 31, 2004.

Average paying subscribers for the Company's AmericanSingles segment were 91,900, during the fourth quarter of 2005, a decrease of 29%, compared to 129,400, from the same period in 2004. For the year ended December 31, 2005, average paying subscribers for AmericanSingles were 105,300, a decrease of 21%, compared to 132,500, for the year ended December 31, 2004.

Average paying subscribers for the Company's Other Businesses segment were 58,600, during the fourth quarter of 2005, an increase of 88%, compared to 31,100, from the same period in 2004. For the year ended December 31, 2005, average paying subscribers for the Company's Other Businesses were 44,200, an increase of 86%, compared to 23,800, for the year ended December 31, 2004.

Average paying subscribers for the Company, as a whole, in the fourth quarter of 2005, were approximately 224,200, a decrease of 2%, compared to 229,000, from the same period in 2004. For the year, average paying subscribers were 220,000, a decrease of 3%, compared to 226,100, for the year ended December 31, 2004.

Direct subscriber acquisition cost(4) (SAC) for the Company's JDate segment in the fourth quarter of 2005 was $12.25, an increase of 15%, compared to $10.68, from the same period in 2004. For the year ended December 31, 2005, SAC for the Company's JDate segment totaled $12.70, an increase of 57%, compared to $8.09, for the year ended December 31, 2004. "SAC metrics for JDate are not an apples-to-apples comparison when you consider the marketing mix has shifted from a primarily online, direct marketing effort to one that now includes a wide mix of offline initiatives focused on continuing to strengthen the JDate brand," stated Siminoff. "Because of these efforts, we proudly feel that, within the Jewish community, JDate has become a verb."

SAC for the Company's AmericanSingles segment in the fourth quarter of 2005 was $36.66, compared to $36.52, in the same period in 2004. For the year ended December 31, 2005, SAC for the Company's AmericanSingles segment totaled $35.16, a decrease of 19%, compared to $43.29, for the year ended December 31, 2004. The decrease in SAC for AmericanSingles is a result of the re-orientation of the Company's marketing program during 2005, which resulted in a reduced AmericanSingles marketing spend.

SAC for the Company's Other Businesses segment in the fourth quarter of 2005 was $29.73, a decrease of 11%, compared to $33.51, from the same period in 2004. For the year ended December 31, 2005, SAC for the Company's Other Businesses segment totaled $32.05, a decrease of 8%, compared to $34.74, for the year ended December 31, 2004.

SAC for the Company, as a whole, in the fourth quarter of 2005 was $27.78, a decrease of 5%, compared to $29.37, from the same period last year. For the year ended December 31, 2005, SAC totaled $28.36, a decrease of 16%, compared to $33.85, for the year ended December 31, 2004.

INVESTOR CONFERENCE CALL:

The Company will discuss its financial results during a live teleconference today at 1:30 p.m. Pacific time and 10:30 p.m. Frankfurt time.

Call Title:                       Spark Networks 2005 Financial Results
Toll-Free (United States):        +1-800-370-0898
International:                    +1-973-409-9260
Confirmation #:                   7023107

One-Week Replay
Toll-Free (United States):        +1-877-519-4471
International:                    +1-973-341-3080
PIN Number:                       7023107

The company will also be hosting a webcast of its call which can be accessed here: http://www.visualwebcaster.com/event.asp?id=32397

SAFE HARBOR STATEMENT:

This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to, our ability to attract members, convert members into paying subscribers and retain our paying subscribers, our ability to keep pace with rapid technological changes, the strength of our existing brands and our ability to maintain and enhance those brands and our dependence upon the telecommunications infrastructure and out networking hardware and software infrastructure. For a discussion of those and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

ABOUT SPARK NETWORKS PLC:

Spark Networks' American Depository Shares trade on the American Stock Exchange under the symbol "LOV" and its Global Depositary Shares trade on the Frankfurt Stock Exchange under the symbol "MHJG". The Spark Networks portfolio of consumer websites includes, among others, JDate.com (www.jdate.com), AmericanSingles.com (www.americansingles.com), BlackSinglesConnection(TM).com
(www.blacksinglesconnection.com) and ChristianMingle(R).com
(www.christianmingle.com).

FOR MORE INFORMATION

Investors:                          Mark Thompson
                                    + 1 323 836 3000
                                    mthompson@spark.net

Media:                              Gail Laguna
                                    + 1 323 836 3000
                                    glaguna@spark.net

(1) "EBITDAS" is defined as earnings before interest, taxes, depreciation, amortization and share-based compensation. EBITDAS should not be construed as a substitute for net income (loss) or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as EBITDAS is not defined by GAAP. However, the Company regards EBITDAS as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow. As such, management believes that the investment community finds it to be a useful tool to perform meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations.

(2) Share-Based Compensation is a non-cash charge recorded in the Company's income statements. The Company believes that the non-GAAP financials measures that exclude share-based compensation from net income (loss) provide useful information to management and investors regarding how the expenses associated with the application of SFAS 123(R) are reflected on the statements of operations and facilitates comparisons to the Company's historical operating results. The Company's management uses this information internally for reviewing the financial results, forecasting and budgeting.

(3) In accordance with Financial Accounting Standard No. 131, the Company's financial reporting includes detailed data on three separate operating segments. The JDate segment consists of the Company's JDate.com website and its co-branded websites. The AmericanSingles segment consists of the Company's AmericanSingles.com website and its co-branded and private label websites. The Other Businesses segment consists of all of the Company's other websites and businesses and gives effect to the MingleMatch acquisition on May 19, 2005.

(4) Direct subscriber acquisition cost is defined as total direct marketing costs divided by the number of new paying subscribers during the period. This represents the average cost of acquiring a new paying subscriber during the period.

                  (CONSOLIDATED FINANCIAL STATEMENTS TO FOLLOW)

                               SPARK NETWORKS PLC
                        (formerly known as MatchNet plc)

                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                                                        DECEMBER 31,
                                                                                  ------------------------
                                                                                     2005          2004
                                                                                  ----------    ----------
                               ASSETS

Current assets:
   Cash and cash equivalents ..................................................   $   17,096    $    4,265
   Marketable securities ......................................................          196         3,158
   Restricted cash ............................................................        1,085         1,330
   Accounts receivable, net of allowance of $13 ...............................          932           641
   Advances to employees ......................................................            1            20
   Prepaid expenses and other .................................................        1,492           879
                                                                                  ----------    ----------
   Total current assets .......................................................       20,802        10,293
Property and equipment, net ...................................................        4,453         6,467
Goodwill, net .................................................................       17,344         7,955
Intangible assets, net ........................................................        4,627         1,069
Investment in noncontrolled affiliate .........................................        1,099         1,167
Deposits and other assets .....................................................          295           408
                                                                                  ----------    ----------
Total assets ..................................................................   $   48,620    $   27,359
                                                                                  ==========    ==========

              LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable ...........................................................   $    2,267    $    3,014
   Accrued liabilities ........................................................        3,632         8,052
   Deferred revenue ...........................................................        4,991         3,933
   Notes payable - current portion ............................................        9,930           400
   Current portion of obligations under capital leases ........................           --           173
                                                                                  ----------    ----------
   Total current liabilities ..................................................       20,820        15,572
Deferred tax liability ........................................................        1,717            --
Notes payable - long term .....................................................          900         1,300
                                                                                  ----------    ----------
    Total liabilities .........................................................       23,437        16,872
Shares subject to rescission ..................................................        3,819         3,819
Commitments and contingencies .................................................           --            --
Shareholders' equity:
   Authorized capital (pound)800,000 divided into 80,000,000 ordinary shares of
      1p each; issued and outstanding 30,241,496 shares as of December 31,
      2005, 24,587,351 shares as of December 31, 2004 at a stated value of: ...          508           401
      Additional paid-in-capital ..............................................       66,313        50,423
      Deferred share-based compensation .......................................           --          (305)
      Accumulated other comprehensive income (loss)  ..........................         (302)          (13)
      Notes receivable from employees .........................................          (82)         (203)
      Accumulated deficit .....................................................      (45,073)      (43,635)
                                                                                  ----------    ----------
      Total shareholders' equity ..............................................       21,364         6,668
                                                                                  ----------    ----------
      Total liabilities and shareholders' equity ..............................   $   48,620    $   27,359
                                                                                  ==========    ==========

                               SPARK NETWORKS PLC
                        (formerly known as MatchNet plc)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                              THREE MONTHS ENDED                 YEARS ENDED
                                                 DECEMBER 31,                    DECEMBER 31,
                                           -----------------------   ------------------------------------
                                              2005         2004         2005         2004         2003
                                           ----------   ----------   ----------   ----------   ----------
Net revenues ...........................   $   16,586   $   17,052   $   65,511   $   65,052   $   36,941

Direct marketing expenses ..............        6,059        6,628       24,411       31,240       18,395
                                           ----------   ----------   ----------   ----------   ----------
  Contribution margin ..................       10,527       10,424       41,100       33,812       18,546
Operating expenses(1):
  Indirect marketing ...................          450          547        1,208        2,607          986
  Customer service .....................        1,040          778        2,827        3,379        2,536
  Technical operations .................        2,698        1,983        7,546        7,184        4,481
  Product development ..................        1,169          637        4,118        2,013          959

  General and administrative ...........        5,061        7,694       25,074       29,253       18,537
  Amortization of intangible assets
  other than goodwill ..................          237          190        1,085          860          555
  Impairment of long-lived assets ......          105          208          105          208        1,532
                                           ----------   ----------   ----------   ----------   ----------
   Total operating expenses ............       10,760       12,037       41,963       45,504       29,586
                                           ----------   ----------   ----------   ----------   ----------
Operating loss .........................         (233)      (1,613)        (863)     (11,692)     (11,040)

Interest (income) and other
expenses, net ..........................          426          (52)         711          (66)        (188)
                                           ----------   ----------   ----------   ----------   ----------
Loss before income taxes ...............         (659)      (1,561)      (1,574)     (11,626)     (10,852)

Provision for income taxes .............         (256)          --         (136)           1           --
                                           ----------   ----------   ----------   ----------   ----------
Net loss ...............................   $     (403)  $   (1,561)  $   (1,438)  $  (11,627)  $  (10,852)
                                           ==========   ==========   ==========   ==========   ==========
Net loss per share - basic and
diluted ................................   $    (0.01)  $    (0.06)  $    (0.06)  $    (0.51)  $    (0.57)
                                           ==========   ==========   ==========   ==========   ==========
Weighted average shares
outstanding - basic and diluted ........       27,530       24,234       26,105       22,667       18,970

EBITDA
  Net income (loss) ....................   $     (403)     $ (1561)  $   (1,438)  $  (11,627)  $  (10,852)
  Interest .............................           81          (21)         193          (32)        (163)
  Taxes ................................         (256)          --         (136)           1           --
  Depreciation .........................          913          857        3,624        3,065        1,441
  Amortization .........................          237          190        1,085          860          555
                                           ----------   ----------   ----------   ----------   ----------
EBITDA .................................          572         (535)       3,328       (7,733)      (9,019)
  Share based compensation .............        1,393          542        2,717        1,704        1,871
                                           ----------   ----------   ----------   ----------   ----------
EBITDAS ................................   $    1,965   $        7   $    6,045   $   (6,029)  $   (7,148)

1. Share based compensation included in operating expenses:
Indirect marketing .....................   $       14   $       28   $       24   $      156   $       79
Customer service .......................           22           --           44           --           --
Technical operations ...................          170           --          338           22          140
Product development ....................          124           --          248           --           --
General and administrative .............         1063          514        2,063        1,526        1,652

                               SPARK NETWORKS PLC
                        (formerly known as MatchNet plc)

                         SEGMENT RESULTS FROM OPERATIONS
                                 (in thousands)

                                        THREE MONTHS ENDED                  YEARS ENDED
                                           DECEMBER 31,                     DECEMBER 31,
                                      -----------------------   ------------------------------------
                                         2005         2004         2005         2004         2003
                                      ----------   ----------   ----------   ----------   ----------
NET REVENUES
JDate .............................   $    6,800   $    6,198   $   25,961   $   23,820   $   16,091
AmericanSingles ...................        6,691        8,639       29,217       35,224       19,253
Other Businesses ..................        3,095        2,215       10,333        6,008        1,597
                                      ----------   ----------   ----------   ----------   ----------
Total Net revenues ................   $   16,586   $   17,052   $   65,511   $   65,052   $   36,941
                                      ==========   ==========   ==========   ==========   ==========

DIRECT MARKETING EXPENSES
JDate .............................   $      775   $      587   $    2,885   $    1,740   $      739
AmericanSingles ...................        3,597        4,666       15,167       24,954       15,887
Other Businesses ..................        1,687        1,375        6,359        4,546        1,769
                                      ----------   ----------   ----------   ----------   ----------
Total Direct marketing expenses ...   $    6,059   $    6,628   $   24,411   $   31,240   $   18,395
                                      ==========   ==========   ==========   ==========   ==========

CONTRIBUTION MARGIN
JDate .............................   $    6,025   $    5,611   $   23,076   $   22,080   $   15,352
AmericanSingles ...................        3,094        3,973       14,050       10,270        3,366
Other Businesses ..................        1,408          840        3,974        1,462         (172)
                                      ----------   ----------   ----------   ----------   ----------
Total Contribution margin .........   $   10,527   $   10,424   $   41,100   $   33,812   $   18,546
                                      ==========   ==========   ==========   ==========   ==========


                               SPARK NETWORKS PLC
                        (formerly known as MatchNet plc)

                                 SEGMENT METRICS
                                (For the Period)

                                               THREE MONTHS ENDED                 YEARS ENDED
                                                  DECEMBER 31,                    DECEMBER 31,
                                            -----------------------   ------------------------------------
                                               2005         2004         2005         2004        2003
                                            ----------   ----------   ----------   ----------   ----------
AVERAGE PAYING SUBSCRIBERS (Thousands)
JDate ...................................         73.7         68.5         70.5         69.8         50.7
AmericanSingles .........................         91.9        129.4        105.3        132.5         71.5
Other Businesses ........................         58.6         31.1         44.2         23.8          3.6
                                            ----------   ----------   ----------   ----------   ----------
Total ...................................        224.2        229.0        220.0        226.1        125.8
                                            ==========   ==========   ==========   ==========   ==========

AVERAGE MONTHLY NET REVENUE PER PAYING
SUBSCRIBER
JDate ...................................   $    30.74   $    30.15   $    30.70   $    28.42   $    26.44
AmericanSingles .........................        24.26        22.25        23.12        22.16        22.43
Other Businesses ........................        17.61        18.16        17.58        16.75        23.72
Total ...................................        24.66        24.06        24.44        23.53        24.09

DIRECT SUBSCRIBER ACQUISITION COST
JDate ...................................   $    12.25   $    10.68   $    12.70   $     8.09   $     4.39
AmericanSingles .........................        36.66        36.52        35.16        43.29        45.70
Other Businesses ........................        29.73        33.51        32.05        34.74        80.32
Total ...................................        27.78        29.37        28.36        33.85        33.84

MONTHLY SUBSCRIBER CHURN
JDate ...................................         25.1%        26.0%        25.9%        25.8%        22.4%
AmericanSingles .........................         35.0%        36.4%        36.3%        35.6%        32.1%
Other Businesses ........................         27.2%        29.6%        25.6%        26.8%        33.4%
Total ...................................         29.7%        32.4%        30.8%        31.7%        28.2%

WE DEFINE OUR KEY BUSINESS METRICS AS FOLLOWS:

        o Average paying subscribers: Paying subscribers are defined as individuals who have paid a monthly fee for access to communication and website features beyond those provided to our members. Average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and end of the month, divided by two. Average paying subscribers for periods longer than one month are calculated as the sum of the average paying subscribers for each month, divided by the number of months in such period.

        o Average monthly net revenue per paying subscriber: Average monthly net revenue per paying subscriber represents the total net subscriber revenue for the period divided by the number of average paying subscribers for the period, divided by the number of months in the period.

        o Direct subscriber acquisition cost: Direct subscriber acquisition cost is defined as total direct marketing costs divided by the number of new paying subscribers during the period. This represents the average cost of acquiring a new paying subscriber during the period.

        o Monthly subscriber churn: Monthly subscriber churn represents the ratio, expressed as a percentage, of (i) the number of paying subscriber cancellations during the period divided by the number of average paying subscribers during the period and (ii) the number of months in the period.

                                     # # # #